Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES

PRICING OF COMMON UNIT OFFERING

DALLAS, TEXAS — November 8, 2011 — Energy Transfer Partners, L.P. (NYSE: ETP) today announced it has priced a public offering of 13,250,000 common units representing limited partner interests at $44.67 per common unit. Net proceeds from the offering will be used by ETP to repay amounts outstanding under its revolving credit facility, to fund capital expenditures related to pipeline construction projects and for general partnership purposes. The offering is scheduled to close on November 14, 2011. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 1,987,500 additional common units.

BofA Merrill Lynch, Barclays Capital, Credit Suisse, Goldman, Sachs & Co., J.P. Morgan and UBS Investment Bank are acting as joint book-running managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

BofA Merrill Lynch

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

Email: dg.prospectus_requests@baml.com

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717 Email: Barclaysprospectus@broadridge.com

Telephone: 888-603-5847

Credit Suisse

Attn: Prospectus Dept.

One Madison Avenue

New York, NY 10010

Telephone: 800-221-1037

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 866-471-2526

Email: prospectus-ny@ny.email.gs.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 866-802-9204

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, NY 10171

Telephone: 888-827-7275

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.

Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

Investor Relations:

Brent Ratliff

Energy Transfer

214-981-0700 (office)

Media Relations:

Vicki Granado Granado Communications Group

214.599.8785 (office)

214.498.9272 (cell)